August 11, 2025

Exodus Reports Second Quarter 2025 Results

Second Quarter 2025 Revenue of $25.8 million; Net Income of $37.7 million

OMAHA, Neb., August 11, 2025 (GLOBE NEWSWIRE) – Exodus Movement, Inc. (NYSE American: EXOD) ("Exodus"), a leading self-custodial cryptocurrency platform, today announced its unaudited results for the second quarter ended June 30, 2025.

Second Quarter 2025 Financial Highlights (Unaudited)

In USD millions, except percentages	Q2 2025	Q2 2024	% Change
Revenue	$25.8	$22.3	16%
Technology, development and user support	14.7	10.8	36%
General and administrative	18.8	9.1	107%
(Gain) loss on digital assets, net	(52.5)	17.2	(405%)
Net income (loss)	37.7	(9.6)	493%

“As Bitcoin, stablecoins, and digital assets continue their global expansion, so does Exodus. Our products have the ability to reach a broad audience,” said JP Richardson, CEO and co-founder of Exodus.

Second Quarter Operational and Other Financial Highlights

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Exchange provider processed volume - $1.38 billion in Q2 2025, down 37% from Q1 2025. Bitcoin, Tether (TRX Network), Tether (ETH Network), ETH, USDC, and SOL were the top assets traded in Q2 2025, at 19%, 17%, 13%, 10%, 6%, and 6% of volume, respectively.
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Exodus monthly active users - 1.5 million at end of Q2 2025, unchanged from 1.5 million as of June 30, 2024.
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Exodus quarterly funded users - 1.7 million at end of Q2 2025, an increase of 13% from 1.5 million as of June 30, 2024.

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Digital assets and liquid assets - $291.2 million, including 2,058 units of Bitcoin valued at $220.5 million, 2,729 units of Ether valued at $6.8 million, and $58.1 million in cash and cash equivalents, USD Coin (USDC), and Treasury bills as of June 30, 2025.
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Full-time equivalent team members - approximately 210 as of June 30 2025, unchanged from the prior quarter.
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Customer response time - average response time of less than 60 minutes in Q2.

“Stablecoins and Bitcoin are in the national spotlight as their utility and adoption are recognized,” said James Gernetzke, CFO of Exodus. “Placing these assets in the hands of consumers worldwide is gratifying work.”

Q2 2025 Webcast

Exodus will host a webcast of its second quarter 2025 fiscal results beginning at 4:30PM (Eastern Time) on August 11, 2025. To access the webcast, please use this link. It will also be carried on the Company’s website exodus.com/investors. Supplementary materials will also be made available prior to the webcast on the “Investor Relations” portion of the Company website, and a replay of the video webcast will be available following the live event for at least 90 days thereafter.

Upcoming Conferences

Exodus plans to attend the following events:

Tuesday, August 12 - KeyBanc Technology Leadership Forum (Deer Valley, UT)

Webcast Link - Fireside chat at noon ET (10:00 AM MT)

Wednesday, August 13th - Canaccord Genuity 45th Annual Growth Conference (Boston, MA)

Webcast Link - Fireside chat at 11:30 AM ET

Investor Contact
investors@exodus.com

Media Contact

Ryan Dicovitsky/Diana Bost, Dukas Linden Public Relations

exodus@dlpr.com

Disclosure Information

Exodus may use its website and the following social media outlets as distribution channels of material nonpublic information about the Company. Financial and other important information regarding the Company is routinely accessible through and posted on the following: websites exodus.com/investors and exodus.com, and social media: X (@exodus and JP Richardson’s feed @jprichardson), Facebook, LinkedIn, and YouTube.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements are based on our beliefs and assumptions and on information currently available to us as of the date hereof. In some cases, you can identify forward-looking statements by the following words: “will,” “expect,” “would,” “should,” “intend,” “believe,” “expect,” “likely,” “believes,” “views”, “estimates”, or other comparable terminology. Forward-looking statements in this document include, but are not limited to, management statements regarding management’s confidence in our products, services, business trajectory and plans and expectations regarding demand for our products and the demand for and wide adoption and use of cryptocurrencies. Such forward-looking statements involve a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Such factors include those set forth in “Item 1. Business” and “Item 1A. Risk Factors” of Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2025, as well as in our other reports filed with the SEC from time to time. All forward-looking statements are expressly qualified in their entirety by such cautionary statements. Readers are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we undertake no obligation to update or revise any forward-looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.